                                                                     Exhibit 1.1

                                  $250,000,000

                           CONSTELLATION BRANDS, INC.

                    8-1/8% Senior Subordinated Notes due 2012

                                  Guaranteed by
                              Certain Subsidiaries

                             Underwriting Agreement

                                                               January 17, 2002

J.P. MORGAN SECURITIES INC.
DEUTSCHE BANC ALEX. BROWN INC.
SALOMON SMITH BARNEY INC.
UBS WARBURG LLC
BARCLAYS BANK PLC
FLEET SECURITIES, INC.
SCOTIA CAPITAL (USA) INC.

     c/o J.P. Morgan Securities Inc.
         270 Park Avenue
         New York, New York  10017

Ladies and Gentlemen:

             Constellation Brands, Inc., a Delaware corporation (the "Company"),
                                                                      -------
by this agreement (this "Agreement") proposes to issue and sell to one or more
                         ---------
underwriters (the "Underwriters") named in Schedule I to this Agreement
                   ------------            ----------
$250,000,000 aggregateprincipal amount of its 8-1/8% Senior Subordinated Notes due 2012 (the "Notes"). The Notes will initially be unconditionally guaranteed
               -----
(the "Guarantees" and, together with the Notes, the "Securities") by each of:
      ----------                                     ----------
Batavia Wine Cellars, Inc., Canandaigua Wine Company, Inc., Canandaigua Europe Limited, Roberts Trading Corp., Polyphenolics, Inc. and Barton Distillers Import Corp., each a New York corporation, Barton Incorporated, Barton Brands, Ltd., Barton Financial Corporation and Franciscan Vineyards, Inc., each a Delaware corporation, Barton Beers, Ltd., a Maryland corporation, Barton Brands of California, Inc., a Connecticut corporation, Barton Brands of Georgia, Inc., a Georgia corporation, Stevens Point Beverage Co., a Wisconsin corporation, Monarch Import Company and Barton Canada, Ltd., each an Illinois

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                                       -2-

corporation, Allberry, Inc., Cloud Peak Corporation, M.J. Lewis Corp., Mt. Veeder Corporation and Ravenswood Winery, Inc., each a California corporation, Canandaigua Limited, a corporation organized under the laws of England and Wales, and Canandaigua B.V., a corporation organized under the laws of The Netherlands (collectively, the "Guarantors" and, together with the Company, the
                                ----------
"Issuers"). The Securities are to be issued under an indenture dated February
 -------
25, 1999 (the "Initial Indenture") as supplemented by Supplemental Indenture No.
               -----------------
3 dated as of August 6, 1999 (the "Third Supplemental Indenture"), Supplemental Indenture No. 6 dated as of August 21, 2001 (the "Sixth Supplemental Indenture"
                                                  ----------------------------
and, together with the Initial Indenture and the Third Supplemental Indenture, the "Base Indenture") and as further supplemented by Supplemental Indenture No.
     --------------
7 to be dated as of January 23, 2002 (the "Seventh Supplemental Indenture" and,
                                           ------------------------------
together with the Base Indenture, the "Indenture").
                                       ---------

             The Issuers have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the
                          ----------
Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration
                                          --------------
statement (file number 333-63480) on Form S-3 under the Securities Act, relating to certain securities (the "Shelf Securities") to be issued from time to time by
                            ----------------
the Issuers. The Issuers have also filed with, or propose to file with, the Commission pursuant to Rule 424 under the Securities Act ("Rule 424") a
                       --------
prospectus supplement specifically relating to the Securities (a "Prospectus
                                                                  ----------
Supplement"). The registration statement as amended to the date of this
----------
Agreement and including any registration statement filed pursuant to Rule 462(B) under the Securities Act (a "Rule 462(B) Registration Statement") is hereinafter
                             ----------------------------------
referred to as the "Registration Statement" and the related prospectus covering
                    ----------------------
the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus as
                                   ----------------
supplemented by any applicable Prospectus Supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus." Any reference in this Agreement to
                                ----------
the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act that were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the
                                                 ------------
date of this Agreement or the date of the Registration Statement, the Basic Prospectus or the Prospectus, as the case may be; and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Registration Statement, the Basic Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

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                                       -3-

           The Issuers hereby agree with the Underwriters as follows:

           1. The Issuers hereby agree to issue and sell the Securities to each Underwriter, severally and not jointly, as hereinafter provided, and each Underwriter, severally and not jointly, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Issuers the aggregate principal amount of Securities set forth across such Underwriter's name on Schedule I hereto at the applicable purchase price set forth on such Schedule.

           2.  The Issuers further understand that the Underwriters intend to
(i) make a public offering of the Securities as soon as their representatives identified on Schedule I hereto (the "Representatives") deem advisable after
                                      ---------------
this Agreement has been executed and (ii) offer the Securities upon the terms set forth in the Prospectus.

           3. Payment for the Securities shall be made to the Company or to its order in immediately available funds on the date and at the time and place set forth in Schedule I hereto (or at such other time and place on the same or such
         ----------
other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree in writing). The time and date of such payment for the Securities are referred to herein as the "Closing Date." Such
                                                          ------------
payment will be made upon delivery to the Underwriters of the Securities registered in such names and in such denominations as the Underwriters shall request not less than two full Business Days prior to the date of delivery, with any transfer taxes payable in connection with transfer to the Underwriters duly paid by the Company. As used herein, the term "Business Day" means any day other
                                               ------------
than a day on which banks are permitted or required to be closed in New York
City.

           Payment for the Securities shall be made against delivery of the Securities to or for the account of the Representatives through the book-entry facilities of The Depository Trust Company or such other facility as the Representatives shall reasonably request. The Securities will be made available for inspection by the Representatives at the office of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or at such other location as the Company and the Underwriters agree, not later than 5:00 P.M., New York City time, on the Business Day prior to the Closing Date.

           4. Each of the Issuers, jointly and severally, represents and warrants to each Underwriter that:

           (a) The Registration Statement has (i) been prepared by the Company in conformity with the requirements of the Securities Act, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of the Registration Statement and any amendments thereto have been delivered

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                                       -4-

      by the Company to the Underwriters. "Effective Time" means the date and
                                           --------------
      the time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; and "Effective Date" means the date of the Effective Time. The
                       --------------
      Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement.

           (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform,in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and do not and will not, as of the
                    -------------------
      applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances in which they were made) not misleading; on the Closing Date, the Indenture will conform in all material respects to the applicable requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and, at the Effective Time, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualifications (Form T-1) of the Trustee under the Trust Indenture Act or (ii) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of each Underwriter by the Representatives expressly for use therein (the "Underwriter's Information"). It is hereby understood and
                    -------------------------
      agreed the only such information furnished by the Underwriters consists of their names contained in the Registration Statement and the Prospectus and the information under the heading "Underwriting" in the Prospectus Supplement.

           (c) The documents incorporated or deemed to be incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

           (d) The Company and each of its consolidated subsidiaries (the "Subsidiaries") have been duly incorporated and are validly existing as
       ------------
      corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own their properties and conduct their respective businesses as described in the Prospectus and are duly qualified to transact business as foreign corporations in good standing under the laws of each jurisdiction where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, management, condition (financial or otherwise), results of operations or business prospects of the Company and its Subsidiaries considered as a whole (a "Material Adverse Effect"); the
                                             -----------------------
      Company had at the dates indicated an authorized capitalization as set forth in the Prospectus, and the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned beneficially by the Company free and clear of all liens, encumbrances, equities and claims (collectively, "Liens") except for the
                                                        -----
      Liens under the Credit Agreement dated as of October 6, 1999, as amended by Amendment No. 1 thereto on February 13, 2001, Amendment No. 2 thereto on May 16, 2001, Amendment No. 3 thereto on September 7, 2001 and Amendment No. 4 thereto on January 15, 2002, between the Company, the guarantors named therein, the lenders signatory thereto and The Chase Manhattan Bank, as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, and Credit Suisse First Boston and Citicorp USA, Inc., as Co-Documentation Agents (the "Credit Agreement"). Neither the Company
                                       ----------------
      nor any of the Guarantors is in violation of its respective charter or bylaws and neither the Company nor any of the Guarantors is in default (nor has an event occurred with notice, lapse of time or both that would constitute a default) in the performance of any obligation, agreement or condition contained in any agreement, lease, indenture or instrument of the Company or any Guarantor where such violation or default would have a Material Adverse Effect.

           (e) The Issuers have full power and authority to enter into this Agreement and the Indenture and to issue, sell and deliver the Notes, in the case of the Company, and the Guarantees, in the case of the Guarantors, to be sold by them to the Underwriters as provided herein and therein. The execution, delivery and performance of this Agreement, the Indenture and the Securities by the Company or any Guarantor, as the case may be, and the consummation by the Company or any Guarantor, as the case may be, of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach or violation by the Company or any Subsidiary, as the case may be, of any of the terms or provisions of, constitute a default by the Company or any Subsidiary, as the case may be, under, or result in the creation or imposition of any lien, charge, security interest or encumbrance upon any of the assets of the Company or any Subsidiary, as the case may be, pursuant to the terms of, (A) the Credit Agreement or any other indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or to which any of them or any of their respective properties is subject, (B) the charter or bylaws of the Company or any Subsidiary, as the case may be, or (C) any statute, judgment, decree, order, rule or regulation of any foreign or domestic court, governmental agency or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets except for any conflict, breach, violation, default, lien, charge, security interest or encumbrance that would not have a Material Adverse Effect.

           (f) The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Issuers and, when the Seventh Supplemental Indenture has been duly executed and delivered in accordance with its terms by each party thereto, will be a legal, valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The issuance, execution and delivery of the Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued and delivered by the Company and authenticated by the Trustee and paid for in accordance with this Agreement, the Notes will be the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The issuance, execution and delivery of the Guarantees have been duly authorized by all necessary corporate action of each Guarantor and, when executed, issued and delivered by each Guarantor and authenticated by the Trustee and paid for in accordance with this Agreement, the Guarantees will be the legal, valid, binding and enforceable obligations of each Guarantor, entitled to the benefits of the Indenture subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The execution and delivery of this Agreement by the Issuers have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Issuers and is the valid and legally binding agreement of each of the Issuers.

           (g) Except as described or referred to in the Prospectus, there is not pending, or to the knowledge of the Issuers threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or might materially adversely affect the consummation of the offering of the Securities pursuant to this Agreement; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties that are not described in the Prospectus, including ordinary routine litigation incidental to the business, would not, in the aggregate, result in a Material Adverse Effect.

           (h) Arthur Andersen LLP are independent certified public accountants with respect to the Company and the Subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings
                                     -----
      thereunder. The historical financial statements of the Company (including the related notes) included or incorporated by reference in the Prospectus comply as to form in all material respects with the requirements applicable to a registration statement on Form S-3 under the Securities Act; such historical financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP")
                                                                    ----
      consistently applied throughout the periods covered thereby and fairly present the financial position of the Company at the respective dates indicated and the results of its operations, its cash flows and statements of stockholders' equity for the respective periods indicated. The financial information included in or incorporated by reference in the Prospectus and relating to the Company and the Subsidiaries is derived from the accounting records of the Company and the Subsidiaries and fairly presents the information purported to be shown thereby. The other historical financial and statistical information and data included in the Registration Statement, the Prospectus or the documents incorporated therein by reference fairly presents, in all material respects, the information purported to be shown thereby.

           (i) Except as described in or contemplated by the Registration Statement or the Prospectus, subsequent to November 30, 2001 (i) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would have a Material Adverse Effect; and (ii) there has not been any change in the capital stock (other than as a result of the exercise of the Company's outstanding stock options, purchases under the Company's 1989 Employee Stock Purchase Plan (Restated June 27, 2001), any purchases under the Company's UK Sharesave Scheme, any repurchases by the Company under its Stock Repurchase Program or as a result of the conversion of the Company's Class B Common Stock (par value $.01 per share) into Class A Common Stock (par value $.01 per share)) or any net increase in long-term debt of the Company or any of the Guarantors (other than borrowings or repayments under the revolving portion of the Credit Agreement), or any other material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or otherwise), prospects or operations of the Company and the Subsidiaries taken as a whole.

           (j) Each of the Company and the Subsidiaries has good and marketable title to all properties and assets as described in the Prospectus as owned by them free and clear of all liens, encumbrances, claims, security interests or restrictions, except as provided under the Credit Agreement as such as are described in the Prospectus or do not interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries and would not individually or in the aggregate result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and the Subsidiaries taken as a whole, and under which the Company or any of the Subsidiaries holds properties described in the Prospectus, are in full force and effect and neither the Company nor any of the Subsidiaries has any notice of any claims of any sort that have been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under such leases or subleases, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, which claims would have a Material Adverse Effect.

           (k) Each of the Company and the Subsidiaries owns or possesses all governmental and other licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own, lease and operate its properties and to conduct its business as presently conducted by it and described in the Prospectus, except where the failure to own or possess such licenses, permits, certificates, consents, orders, approvals and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the "Material Licenses"); all of
                                                  -----------------
      the Material Li-
     censes are valid and in full force and effect, except where the invalidity of such Material License or the failure of such Material License to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its Subsidiaries has received any notice of proceedings relating to revocation or modification of any such Material Licenses which would, individually or in the aggregate, have a Material Adverse Effect.

         (l) Each of the Company and its Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, trademarks, service marks, trade names and know-how (including trade secrets and other patentable and/or unpatentable proprietary or confidential information or procedures) (collectively, "intellectual property") necessary to carry on its business as presently
      ---------------------
     operated by it, except where the failure to own or possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein and which infringement or conflict would have a Material Adverse Effect.

         (m) None of the Company or any of its Subsidiaries has taken, or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

         (n) None of the Company or any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended.

         (o) Except as described in the Prospectus, the Company and the Subsidiaries comply in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not individually or in the aggregate have a Material Adverse Effect. None of the Company or any of its Subsidiaries is the subject of any pending or, to the knowledge of any of the Issuers, threatened foreign, federal, state or local investigation evaluating whether any remedial action by the Company or any of its Subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment resulting from the Company's or any of the Subsidiaries' business operations or ownership or possession of any of their properties or assets or is in contravention of any Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of the Subsidiaries has received any notice or claim, nor are there pending or, to the knowledge of any of the Issuers, threatened law-
     suits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that would have a Material Adverse Effect. As used herein, "Environmental Laws" means any foreign, federal, state or local law or
      ------------------
     regulation applicable to the Company's or any of the Subsidiaries' business operations or ownership or possession of any of their properties or assets relating to environmental matters, and "Hazardous Materials" means those
                                             -------------------
     substances that are regulated by or form the basis of liability under any Environmental Laws.

         (p) There are no contracts or other documents that are required by the Securities Act to be described in the Prospectus or filed as exhibits to the Registration Statement that have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Securities Act.

         (q) No relationship, direct or indirect, exists between or among the Company and its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is not described in the Prospectus or incorporated therein by reference which would have a Material Adverse Effect.

         (r) No labor problem exists with the employees of the Company or any of its Subsidiaries or, to the knowledge of the Issuers, is imminent that, in either case, would have a Material Adverse Effect.

         (s) Except as disclosed in the Prospectus, all United States federal income tax returns and all foreign tax returns of the Company and the Subsidiaries required by law to be filed have been filed (taking into account extensions granted by the applicable federal governmental agency) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not individually or in the aggregate result in a Material Adverse Effect. All other corporate franchise and income tax returns of the Company and its Subsidiaries required to be filed pursuant to applicable foreign, federal, state or local laws have been filed, except insofar as the failure to file such returns would not individually or in the aggregate result in a Material Adverse Effect, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

         (t) The Company and each of its Subsidiaries maintain (and in the future will maintain) a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (u) Each of the Company and its Subsidiaries is in compliance with, and none of such entities has received any notice of any outstanding violation of, all laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure by the Company or any of its Subsidiaries to comply with any such law, regulation, ordinance or rule would not, individually or in the aggregate, result in a Material Adverse Effect.

         (v) Neither the issuance, sale or delivery of the Securities and the Guarantees nor the application of the proceeds thereof by the Company as set forth in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

         (w) Each of the Company and its Subsidiaries is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent"
                                                                  -------
     means, with respect to any such entity on a particular date, that on such date (A) the fair market value of the assets of such entity is greater than the amount that will be required to pay the probable liabilities of such entity on its debts as they become absolute and matured, (B) assuming the sale of the Securities as contemplated by this Agreement and as described in the Prospectus, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (C) such entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) such entity does not have unreasonably small capital.

         (x) Other than this Agreement, neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Issuers or any Subsidiary or the Underwriters for a brokerage commission, finders' fee or like payment in connection with the offering and sale of the Securities.

         (y) The conditions for use of Form S-3 under the Securities Act, as set forth in the General Instructions thereto, have been satisfied by the Company.

         (z) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         Any certificate signed by an officer of any of the Issuers and delivered to the Representatives or to counsel for the Underwriters at or prior to the Closing Date pursuant to any section of this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by such Issuer to the Underwriters as to the matters covered thereby.

         5.  Each of the Issuers covenants and agrees with each Underwriter:

         (a) in respect of the offering of the Securities, that the Issuers will
     (i) prepare a Prospectus Supplement setting forth the aggregate principal amount of each type of Securities covered thereby and their terms not otherwise specified in the Basic Prospectus pursuant to which the Securities are being issued, the names of the Underwriters participating in the offering, the price at which the Securities are to be purchased by the Underwriters from the Issuers, the initial public offering price, the applicable selling concession and reallowance, if any, and such other information as the Representatives and the Issuers deem appropriate in connection with the offering of the Securities, (ii) file the Prospectus in a form approved by the Representatives pursuant to Rule 424 no later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Securities and (iii) furnish copies of the Prospectus to the Underwriters and to such dealers as the Representatives shall specify in New York City as soon as practicable (but in any event in sufficient time as to allow the Underwriters and such dealers to deliver such Prospectus prior to or simultaneously with confirmations of sale) after the date of this Agreement in such quantities as the Underwriters may reasonably request;

         (b) to deliver, at the expense of the Issuers, to the Representatives a total of eight signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and, during the period mentioned in paragraph (f) below, to the Underwriters and to dealers effecting transactions in the Securities as many copies of the Prospectus (including all amendments and supplements thereto) as the Underwriters may reasonably request;

         (c) to furnish to the Underwriters without charge as many copies of the exhibits and documents incorporated by reference in the Registration Statement as the Underwriters may reasonably request;

         (d) (i) at any time when the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with sales of Securities, not to file any amendment to the Registration Statement or any Rule 462(B) Registration Statement or to make any amendment or supplement to the Prospectus of which the Underwriters shall not previously have been advised or to which the Underwriters or counsel for the Underwriters shall reasonably object; and to prepare and file with the Commission, promptly upon the Underwriters' reasonable request, any amendment to the Registration Statement or any Rule 462(B) Registration Statement or amendment or supplement to the Prospectus that, in the opinion of counsel for the Underwriters, may be necessary in connection with the distribution of the Securities by the Underwriters, and to use its best efforts to cause the same to become promptly effective and
     (ii) if applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical in content to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

         (e) to advise the Representatives promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Underwriters with copies thereof, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose, (v) of the occurrence of any event, within the period referenced in paragraph (f) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which such statements are made, not misleading, and (vi) of the receipt by any of the Issuers of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its commercially reasonable best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of the Prospectus, or of any order suspending any such qualification of the Securities, or notification of any such order thereof and, if issued, to use its commercially reasonable best efforts to obtain as soon as possible the withdrawal thereof;

         (f) if, during such period of time after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances in which such statements are made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable federal and state securities law, to reasonably promptly prepare and furnish to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Underwriters and to any other dealers upon request such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will comply with applicable federal and state securities law; provided, however, that any amendments or supplements made
                     --------  -------
     more than one year after the first date of the public offering of the Securities shall be made at the expense of the Underwriters;

         (g) to use its commercially reasonable best efforts to qualify the Securities for offer and sale under the securities or Blue Sky and real estate syndication laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with such qualification; provided that
                                                                   --------
     the Issuers shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction, and provided, further, that all fees and expenses incurred in
                       --------  -------
     connection with qualifying the Securities for offer and sale after the first anniversary of the public offering of such Securities shall be paid by the Underwriters;

         (h) to make generally available to its security holders and to the Underwriters, as soon as practicable, an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company and the Subsidiaries occurring after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

         (i) for such period as the Securities remain outstanding, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of the Securities and copies of any reports and financial statements furnished to or filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or any
                                                            ----
     national securities exchange;

         (j) during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with sales of the Securities, to file all documents required to be filed by it with the Commission pursuant to Section

     13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act;

         (k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of the obligations of the Issuers hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution and delivery of the Securities (including the payment of any stamp tax or duty in connection therewith), (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Securities under the applicable securities laws of such jurisdictions as the Underwriters may reasonably designate (including fees of counsel for the Underwriters and its reasonable disbursements in connection therewith), (iv) in connection with the listing or proposed listing of the Securities on any securities exchange, (v) related to any required filing with, and review by, the NASD,
     (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, and (vii) the cost and charges of any trustee, transfer agent, registrar, listing agent, paying agent or custodian;

         (l) to use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus Supplement under the caption "Use of Proceeds";

         (m) to use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities;

         (n) to take all reasonable action necessary to enable Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a
                     -------
     division of The McGraw-Hill Companies, Inc. ("S&P"), or their respective
                                                   ---
     successors or assigns to provide their respective credit ratings of the Securities; and

         (o) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of or guaranteed by the Company or any Guarantor which are substantially similar to the Securities.

         6. The obligations of the Underwriters hereunder to purchase the Securities on the Closing Date is subject to the performance by each of the Issuers of its respective obligations hereunder and to the following additional conditions:

         (a) (i) (A) the Registration Statement (excluding the Rule 462 Registration Statement) shall remain effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective not later than 5:00 P.M., New York City time, on the date hereof), (B) if the Company has elected to rely on Rule 462(B), the Rule 462 Registration Statement shall have become effective not later than 10:00 P.M., New York City time, on the date hereof, and (C) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; (ii) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the Securities Act and in accordance with
     Section 5(a) hereof; and (iii) all requests for additional information by the Commission shall have been complied with to the reasonable satisfaction of the Underwriters;

         (b) the representations and warranties of each of the Issuers contained herein shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date and each of the Issuers shall have complied with all agreements and all conditions on its respective part to be performed or satisfied hereunder at or prior to the Closing Date;

         (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by any of the Issuers by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436 under the Securities Act;

         (d) (i) since the respective dates as of which information is given in the Prospectus and as of the Closing Date, there shall not have been any change in the capital stock or any net increase in long-term debt of the Company or any of the Guarantors (other than borrowings or repayment under the revolving portion of the Credit Agreement) and there shall not have occurred any event that would have a Material Adverse Effect or any development involving a prospective Material Adverse Effect, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which in the judgment of the Underwriters makes it impractica-
         ble or inadvisable to proceed with the public offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Prospectus and (ii) neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

               (e) the Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company with specific knowledge about the Company's financial matters reasonably satisfactory to the Underwriters to the effect set forth in subsections
         (b) through (d) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section 6;

               (f) McDermott, Will & Emery, special counsel for the Company, shall have furnished to the Representatives its written opinion addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annex I hereto;

               (g) Nixon Peabody LLP, counsel for the Issuers, shall have furnished to the Representatives its written opinion addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annex II hereto;

               (h) each of Piper Marbury Rudnick & Wolfe LLP and McDermott, Will & Emery, local counsels for certain of the Guarantors, shall have furnished to the Representatives its written opinion addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annex III hereto;

               (i) on the date hereof, and also on the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus, including statements with respect to a review in accordance with SAS 71 of any interim financial information contained or incorporated by reference in the Registration Statement and the Prospectus;

               (j) the Representatives shall have received on and as of the Closing Date an opinion addressed to the Underwriters of Cahill Gordon & Reindel, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Securities, the Registration Statement and the Prospectus and such other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (k) on or prior to the Closing Date, the Issuers shall have furnished to the Representatives such further certificates and documents as the Underwriters shall reasonably request; and

               (l) since the date hereof, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Issuers' securities or any Subsidiary's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's or any Subsidiary's other securities.

               If any of the foregoing conditions is not satisfied on or before the Closing Date, this Agreement shall (subject to the terms hereof) terminate on such date and the parties hereto shall be under no further obligations arising out of this Agreement (except as otherwise specifically provided and except for any liability arising before or in relation to such termination), provided that the Representatives may, in their sole discretion,
              --------
waive any of the conditions contained in this Section 6 or any part of them.

               7. The Issuers, jointly and severally, agree to indemnify and hold harmless each Underwriter, their officers and directors, each person, if any, who controls any Underwriter and each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except with respect to the Registration Statement or the Prospectus, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter's Information.

               Each Underwriter agrees to indemnify and hold harmless each of the Issuers, its directors, its officers and each person who controls such Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to the Underwriters, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter's Information provided by such Underwriter.

               If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly
                                            ------------------
notify the person or persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing, and such Indemnifying Person, upon request of
 -------------------
the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) such Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) such Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include an Indemnifying Person and an Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities and such control persons of any Underwriter shall be designated in writing by the Representatives, and any such separate firm for the Issuers, their respective directors, their respective officers and such control persons of any of the Issuers shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Per-son, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

               If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering and sale of the Securities (before deducting expenses) received by the Issuers and the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus. The relative fault of the Issuers on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               Each of the Issuers and each of the Underwriters agrees that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does
              --- ----
not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

               The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters or any person controlling any Underwriter or by or on behalf of the Issuers, their respective officers or directors or any other person controlling any of the Issuers and (iii) acceptance of and payment for any of the Securities.

               8. Notwithstanding anything herein to the contrary, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange, the Chicago Board of Options Exchange, the Chicago Board of Trade or the London Stock Exchange, (ii) trading of any securities of or guaranteed by any of the Issuers shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, (iv) a general moratorium on commercial banking activities in London shall have been declared by the United Kingdom or other governmental authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets that, in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement thereto).

               9. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, that in no event shall the
                                     --------
principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               10. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

               11. If this Agreement shall be terminated by the Representatives because of any failure or refusal on the part of any of the Issuers to comply with the terms or to fulfill any of the conditions of this Agreement, or for any reason any of the Issuers shall be unable to perform its respective obligations under this Agreement, or because of any termination pursuant to Section 8 hereof any condition of the Underwriters' obligations cannot be fulfilled, the Issuers agree, jointly and severally, to promptly reimburse the Underwriters or such Representatives that have terminated this Agreement with respect to themselves, for all reasonable out-of-pocket expenses (including the fees and expenses of their counsel) incurred by such Representatives in connection with this Agreement or the offering contemplated hereunder.

               12. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given, c/o J.P. Morgan Securities Inc. (Facsimile: ((212) 270-5959), Attention:
Stuart Fishman, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 (Facsimile: (212) 269-5420), Attention: Daniel J. Zubkoff, Esq. Notices to the Company shall be given c/o the Company at 300 WillowBrook Office Park, Fairport, New York 14450 (Facsimile: (585) 218-2165), Attention:
General Counsel, with a copy to McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606-5096 (Facsimile: (312) 984-7700), Attention: Bernard Kramer, Esq.

               13. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and any controlling person referred to herein and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

               14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

               15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

               If the foregoing is in accordance with your understanding, please sign and return fourteen counterparts hereof.

                                      Very truly yours,


                                      CONSTELLATION BRANDS, INC.


                                      By: /s/ Thomas S. Summer
                                          ----------------------------------
                                         Name:  Thomas S. Summer
                                         Title: Executive Vice President and
                                                Chief Financial Officer


                                      BATAVIA WINE CELLARS, INC.


                                      By: /s/ Thomas S. Summer
                                          -----------------------------------
                                         Name:  Thomas S. Summer
                                         Title: Treasurer


                                      BARTON INCORPORATED


                                      By: /s/ Thomas S. Summer
                                          ------------------------------------
                                         Name:  Thomas S. Summer
                                         Title: Vice President


                                      BARTON BRANDS, LTD.


                                      By: /s/ Thomas S. Summer
                                          ------------------------------------
                                         Name:  Thomas S. Summer
                                         Title: Vice President

                                      BARTON BEERS, LTD.


                                      By:    /s/ Thomas S. Summer
                                          --------------------------------------
                                          Name:  Thomas S. Summer
                                          Title: Vice President


                                      BARTON BRANDS OF CALIFORNIA, INC.


                                      By:    /s/ Thomas S. Summer
                                          --------------------------------------
                                          Name:  Thomas S. Summer
                                          Title: Vice President


                                      BARTON BRANDS OF GEORGIA, INC.


                                      By:    /s/ Thomas S. Summer
                                          --------------------------------------
                                          Name:  Thomas S. Summer
                                          Title: Vice President


                                      BARTON DISTILLERS IMPORT CORP.


                                      By:    /s/ Thomas S. Summer
                                          --------------------------------------
                                          Name:  Thomas S. Summer
                                          Title: Vice President


                                      BARTON FINANCIAL CORPORATION


                                      By:    /s/ Thomas S. Summer
                                          --------------------------------------
                                          Name:  Thomas S. Summer
                                          Title: Vice President

                                              STEVENS POINT BEVERAGE CO.


                                              By:    /s/ Thomas S. Summer
                                                  ------------------------------
                                                  Name:  Thomas S. Summer
                                                  Title: Vice President


                                              CANANDAIGUA LIMITED


                                              By:    /s/ Thomas S. Summer
                                                  ------------------------------
                                                  Name:  Thomas S. Summer
                                                  Title: Finance Director
                                                         (Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer)


                                              MONARCH IMPORT COMPANY

                                              By:    /s/ Thomas S. Summer
                                                  ------------------------------
                                                  Name:  Thomas S. Summer
                                                  Title: Vice President


                                              CANANDAIGUA WINE COMPANY, INC.


                                              By:    /s/ Thomas S. Summer
                                                  ------------------------------
                                                  Name:  Thomas S. Summer
                                                  Title: Treasurer


                                              CANANDAIGUA EUROPE LIMITED


                                              By:    /s/ Thomas S. Summer
                                                  ------------------------------
                                                  Name:  Thomas S. Summer
                                                  Title: Treasurer

                                        ROBERTS TRADING CORP.


                                        By:    /s/ Thomas S. Summer
                                            ------------------------------------
                                            Name:  Thomas S. Summer
                                            Title: President and Treasurer


                                        POLYPHENOLICS, INC.


                                        By:    /s/ Thomas S. Summer
                                            ------------------------------------
                                            Name:  Thomas S. Summer
                                            Title: Vice President and Treasurer


                                        FRANCISCAN VINEYARDS, INC.


                                        By:    /s/ Thomas S. Summer
                                            ------------------------------------
                                            Name:  Thomas S. Summer
                                            Title: Vice President and Treasurer


                                        ALLBERRY, INC.


                                        By:    /s/ Thomas S. Summer
                                            ------------------------------------
                                            Name:  Thomas S. Summer
                                            Title: Vice President and Treasurer


                                        CLOUD PEAK CORPORATION


                                        By:    /s/ Thomas S. Summer
                                            ------------------------------------
                                            Name:  Thomas S. Summer
                                            Title: Vice President and Treasurer

                                      M.J. LEWIS CORP.


                                      By:    /s/ Thomas S. Summer
                                          --------------------------------------
                                          Name:  Thomas S. Summer
                                          Title: Vice President and Treasurer


                                      MT. VEEDER CORPORATION


                                      By:    /s/ Thomas S. Summer
                                          --------------------------------------
                                          Name:  Thomas S. Summer
                                          Title: Vice President and Treasurer


                                      CANANDAIGUA B.V.


                                      By:    /s/ Thomas S. Summer
                                          --------------------------------------
                                          Name:  Thomas S. Summer
                                          Title: Authorized Representative


                                      BARTON CANADA, LTD.


                                      By:    /s/ Thomas S. Summer
                                          --------------------------------------
                                          Name:  Thomas S. Summer
                                          Title: Vice President


                                      RAVENSWOOD WINERY, INC.


                                      By:    /s/ Thomas S. Summer
                                          --------------------------------------
                                          Name:  Thomas S. Summer
                                          Title: Vice President and Treasurer

Accepted:

J.P. MORGAN SECURITIES INC.
DEUTSCHE BANC ALEX. BROWN INC.
SALOMON SMITH BARNEY INC.
UBS WARBURG LLC
BARCLAYS BANK PLC
FLEET SECURITIES, INC.
SCOTIA CAPITAL (USA) INC.

By: J.P. MORGAN SECURITIES INC.



By:    /s/ Steve Tulip
    --------------------------------
    Name:  Steve Tulip
    Title: Managing Director

                                                                      SCHEDULE I


Representatives:                        J.P. Morgan Securities Inc.
                                        Deutsche Banc Alex. Brown Inc.
                                        Salomon Smith Barney Inc.
                                        UBS Warburg LLC

Underwriters:                           Aggregate Principal Amount
                                        of Notes to be Purchased
                                        -----------------------------

     J.P. Morgan Securities Inc.             $122,767,750

     Deutsche Banc Alex. Brown Inc.          $ 33,482,250

     Salomon Smith Barney Inc.               $ 33,482,250

     UBS Warburg LLC                         $ 33,482,250

     Barclays Bank PLC                       $  8,928,500

     Fleet Securities, Inc.                  $  8,928,500

     Scotia Capital (USA) Inc.               $  8,928,500

Underwriting Agreement Dated:           January 17, 2002

Title of Securities:                    8-1/8% Senior Subordinated Notes due
                                        2012 (the "Notes")
                                                   -----

Aggregate Principal Amount:             $250,000,000

Purchase Price:                         98.88% per Note

Indenture:                              Indenture dated as of February 25, 1999,
                                        between the Company and the Trustee as
                                        supplemented by Supplemental Indenture
                                        No. 7 to be dated January 23, 2002, each by and among the Company, the Guarantors and the Trustee.

Maturity:                               January 15, 2012

Interest Rate:                          8-1/8%

Interest Payment Dates:                 Interest on the Notes will accrue from
                                        the Closing Date and be payable
                                        semi-annually on January 15 and July 15
                                        of each year, commencing July 15, 2002.

Optional Redemption Provisions:         The Company has the right to redeem the
                                        Notes, in whole or in part, at any time
                                        or on or after January 15, 2007 at the
                                        redemption prices set forth under
                                        "Description of the Notes-Optional
                                        Redemption" in the Prospectus, together
                                        with accrued and unpaid interest, if
                                        any, to the date of redemption. In
                                        addition, at any time before January 15,
                                        2005, the Company may redeem up to 35%
                                        of the aggregate principal amount of the
                                        Notes with the net cash proceeds of
                                        certain equity offerings at a redemption
                                        price equal to 108.125% of the principal
                                        amount to be redeemed, together with
                                        accrued and unpaid interest, if any, to
                                        the date of redemption, provided that at
                                                                --------
                                        least 65% of the aggregate principal
                                        amount of the Notes remains outstanding
                                        immediately after the redemption.

Mandatory Redemption Provisions:        None.

Sinking Fund Provisions:                None.

Defeasance Provisions:                  Standard defeasance and covenant
                                        defeasance provisions.

Lock-up Provisions:                     During the period beginning on the date
                                        of the Underwriting Agreement and
                                        continuing to and including the Business
                                        Day following the Closing Date, not to
                                        offer, sell, contract to sell, or
                                        otherwise dispose of any debt securities of or guaranteed by the Company or any Guarantor which are substantially similar to the Securities.

Other Provisions:                       None.

Closing Date:                           January 23, 2002.

Closing Location:                       Cahill Gordon & Reindel
                                        80 Pine Street
                                        New York, NY 10005

                                                                         ANNEX I

                Form of Opinion of McDermott, Will & Emery (U.S.)

          (i) The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute, deliver and perform all of its obligations under the Notes, the Indenture and the Underwriting Agreement (the "Transaction Documents").

          (ii) No consent, approval, authorization, order, registration or qualification of or with any governmental authority or agency or, to our knowledge, any court or similar body is required under the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware for the execution, delivery or performance of the Transaction Documents by the Company or any Guarantor, as the case may be, except such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters (as to which no opinion is required).

          (iii) The execution, delivery and performance of the Transaction Documents by the Company and the application of the net proceeds from the sale of the Securities in the manner described in the Prospectus Supplement under the caption "Use of Proceeds" do not and will not (A) conflict with the charter and by-laws of the Company, (B) conflict with, constitute a breach of or a default by the Company or any Guarantor, as the case may be, under, or result in the creation or imposition of any lien, security interest or encumbrance upon any of the assets of the Company or any Guarantor, as the case may be, pursuant to the terms of the Credit Agreement or any other indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note, lease or other agreement or instrument listed on Exhibit I hereto, (C) contravene the General Corporation Law of the State of Delaware or any statute, rule or regulation under the laws of the United States and the State of New York applicable to the Company or any of its properties or, (D) to the knowledge of such counsel, conflict with or violate any judgment, decree or order of any court or governmental agency or court or body applicable to the Company or any of its properties.

          (iv) The Transaction Documents have been duly authorized by the Company. The Transaction Documents and the Guarantees have been duly executed and delivered by the Company and each of the Guarantors, as applicable. The sale and the issuance of the Notes, and the execution and delivery thereof, have been duly authorized by requisite corporate action of the Company. The Securities have been duly delivered to the Underwriters by the Company and the Guarantors.

          (v) The Indenture is a valid and binding agreement, enforceable against the Company and each Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). When the Notes and the Guarantees have been authenticated in accordance with the terms of the Indenture, the Notes and the Guarantees will be valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (vi) The Securities and the Indenture conform in all material respects to the descriptions thereof under the caption "Description of the Notes" in the Prospectus. The statements made in the Prospectus under the caption "Certain United States Federal Income Tax Considerations," insofar as they describe certain matters of law, are accurate in all material respects.

          (vii) The Registration Statement was declared effective under the Securities Act as of September 24, 2001, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the dates specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

          (viii) As of their respective dates and as of the Closing Date, the Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the Closing Date (except for the financial statements, the notes thereto and related schedules and other financial data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that such counsel will not express any opinion as to the financial statements, schedules and other financial data included therein or incorporated by reference therein or excluded therefrom, or exhibits thereto or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the prospectus except to the extent set forth in paragraph (vi) of this opinion).

          (ix) The Indenture conforms as to form in all material respects with the requirements of the Trust Indenture Act and the Trust Indenture Act Rules and Regulations.

          (x) Neither the Company nor any Subsidiary is required to register under the Investment Company Act of 1940, as amended (the "1940 Act"), as an
                                                           --------
"investment company" as such term is defined in the 1940 Act.

          (xi) Neither the issuance, sale or delivery of the Securities nor the application of the proceeds thereof by the Company as set forth in the Prospectus Supplement will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

          Such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company and the Subsidiaries, and representatives of the independent accountants of the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and that although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and need not make any independent check or verification thereof, except as set forth in paragraph (vi) of this form of opinion, based upon the foregoing, no facts came to such counsel's attention to lead such counsel to believe that the Registration Statement or the Prospectus (including the documents incorporated therein by reference (except to the extent statements contained in such documents have been modified or superseded by statements contained in the Registration Statement or the Prospectus)), as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such counsel need not express an opinion or belief as to the financial statements, the notes thereto, schedules and other financial data included therein, or incorporated by reference into, or excluded from the Registration Statement or the Prospectus.

          In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates or statements of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting corporate existence or good standing.

                                                            EXHIBIT I TO ANNEX I


1. Importer Agreement by and between Barton Beers, Ltd. and Extrade, S.A. de C.V. dated as of November 22, 1996.

2. Indenture dated as of December 27, 1993 among the Company, its subsidiaries and Chemical Bank, as trustee, as amended by (i) the First Supplemental Indenture dated as of August 3, 1994 among the Company, Canandaigua West, Inc., and Chemical Bank, as trustee, (ii) the Second Supplemental Indenture dated as of August 25, 1995 among the Company, V Acquisition Corp. (a subsidiary of the Company now known as The Viking Distillery, Inc.), and Chemical Bank, as trustee, (iii) Third Supplemental Indenture dated as of December 19, 1997 among the Company, Canandaigua Europe Limited, Roberts Trading Corp. and The Chase Manhattan Bank, as trustee, (iv) the Fourth Supplemental Indenture dated as of October 2, 1998 among the Company, Polyphenolics, Inc., and The Chase Manhattan Bank, as trustee, (v) the Fifth Supplemental Indenture dated as of December 11, 1998 among the Company, Canandaigua B.V., and The Chase Manhattan Bank, as trustee and
     (vi) the Sixth Supplemental Indenture dated as of July 28, 1998 among the Company, Barton Canada, Ltd., Simi Winery, Inc., Franciscan Vineyards, Inc., Allberry, Inc., M.J. Lewis Corp., Cloud Peak Corporation, Mt. Veeder Corporation, SCV-EPI Vineyards, Inc. and The Chase Manhattan Bank, as trustee.

3. Indenture with respect to the 8 3/4% Series C Senior Subordinated Notes due 2003 dated as of October 29, 1996 among the Company, its Subsidiaries and Harris Trust and Savings Bank, as trustee, as amended by (i) the First Supplemental Indenture dated as of December 19, 1997 among the Company, Canandaigua Europe Limited, Roberts Trading Corp. and Harris Trust and Savings Bank, (ii) the Second Supplemental Indenture dated as of October 2, 1998 among the Company, Polyphenolics, Inc. and Harris Trust and Savings Bank, (iii) the Third Supplemental Indenture dated as of December 11, 1998 among the Company, Canandaigua B.V. and Harris Trust and Savings Bank and
     (iv) the Fourth Supplemental Indenture dated as of July 28, 1999, among the Company, Barton Canada Ltd., Simi Winery, Inc., Franciscan Vineyards, Inc., Allberry, Inc., M.J. Lewis Corp., Cloud Peak Corporation, Mt. Veeder Corporation, SCV-EPI Vineyards, Inc. and Harris Trust and Savings Bank, as trustee.

4. Indenture dated as of February 25, 1999 among the Company, the Guarantors named therein and Harris Trust and Savings Bank as trustee, as amended by Supplemental Indenture No. 1 dated as of February 25, 1999 among the Company, the Guarantors named therein and Harris Trust and Savings Bank as trustee, as further amended by Supplemental Indenture No. 2 dated as of August 4, 1999 among the Company, the Guarantors named therein and Harris Trust and Savings Bank, as trustee, as further amended by Supplemental Indenture No. 3 dated as of August 6, 1999 among the Company, the New Guarantors named therein and Harris Trust and Savings Bank, as trustee, as further amended by Supplemental Indenture No. 4, dated as of May 15, 2000 among the Company, as Issuer, its principal operating subsidiaries, as Guarantors and Harris Trust and Savings Bank, as trustee, as further amended by Supplemental Indenture No. 5, dated as of September 14, 2000 by and among the Company, as Issuer, its principal operating subsidiaries as Guarantors and The Bank of New York, as trustee, as further amended by Supplemental Indenture No. 6 dated as of August 21, 2001 among the Company, the new guarantor named therein and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank and The Bank of New York, as applicable, as trustee, and as further amended by Supplemental Indenture No. 7 dated as of January 23, 2002, among the Company and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank and Bank of New York, as applicable), as trustee.

5. Indenture dated as of November 17, 1999 among the Company, as Issuer, certain principal subsidiaries, as Guarantors and BNY Midwest Trust Company, as trustee.

6. Indenture, dated as of February 21, 2001, among the Company, as Issuer, certain principal Subsidiaries, as Guarantors, and Harris Trust and Savings Bank, as Trustee.

7. Registration Agreement, dated as of September 4, 2001 by and among the Company and the Stockholders named therein.

8.   Barton Incorporated Management Incentive Plan.

9.   Barton Brands, Ltd. Deferred Compensation Plan.

10.  Marvin Sands Split Dollar Insurance Agreement.

11. Long-Term Stock Incentive Plan, which amends and restates the Canandaigua Wine Company, Inc. Stock Option and Stock Appreciation Right Plan, as amended by Amendment Number One to the Long-Term Stock Incentive Plan of the Company, as further amended by Amendment Number Two to the Long-Term Stock Incentive Plan of the Company, as further amended by Amendment Number Three to the Long-Term Stock Incentive Plan.

12. Incentive Stock Option Plan of the Company, as amended by Amendment Number One to the Incentive Stock Option Plan of the Company, as further amended by Amendment Number Two to the Incentive Stock Option Plan of the Company.

13. Annual Management Incentive Plan of the Company, as amended by Amendment Number One to the Annual Management Incentive Plan of the Company.

14. Asset Purchase Agreement dated February 21, 1999 by and among the Company and Diageo Inc., UDV Canada Inc., and United Distillers Canada Inc.

15. Stock Purchase Agreement by and between Canandaigua Wine Company, Inc. and Moet Hennessy, Inc., dated as of April 1, 1999.

16. Stock Purchase Agreement between Franciscan Vineyards, the Selling Shareholders and Selling Stockholders named therein, and Canandaigua Brands, Inc., dated April 21, 1999; Vineyard Purchase Agreement between Canandiagua Brands, Inc. and Eckes Properties, Inc., dated as of April 21, 1999; Vineyard Purchase Agreement between Canandaigua Brands, Inc. and Stonewall Canyon Vineyards, LLC, dated as of April 21, 1999; Grape Purchase Agreement, between Franciscan Vineyards, Inc., Huneeus-Chantre Properties, LLC and Canandaigua Brands, Inc., dated as of June 4, 1999, Guaranty, by Canandaigua Brands, Inc. in favor of Huneeus-Chantre Properites LLC, dated as of June 4, 1999; Grape Purchase Agreement, between Franciscan Vineyards, Inc. H/Q Vineyards LLC and Canandaigua Brands, Inc.; Guaranty, by Canandaigua Brands, Inc. in favor of H/Q Vineyards LLC, dated as of June 4, 1999; Wine Processing Agreement, between Franciscan Vineyards, Inc., H/Q Wines LLC and Canandaigua Brands, Inc., dated as of June 4, 1999; Guaranty, by Canandaigua Brands, Inc. in favor of H/Q Wines LLC, dated as of June 4, 1999; ACSA Stock Agreement, among Alto de Casablanca S.A., Franciscan Vineyards, Inc. and Asesoria e Inversiones Leo S.A., dated as of June 1, 1999; EVSA Stock Agreement, among Empresas Vitivinicolas S.A., Franciscan Vineyards, Inc. and Asesoria e Inversiones Leo S.A., dated as of June 1, 1999; ACSA Distribution Agreement, by and between Franciscan Vineyards, Inc., Alto de Casablanca S.A., H/Q Wines LLC, International Brand Management, Ltd. and Canandaigua Brands, Inc., dated as of June 4, 1999; Purchase Agreement among Sebastiani Vineyards, Inc., Tuolomne River Vintners Group and Canandaigua Wine Company, Inc., dated as of January 30, 2001.

17. Credit Agreement dated as of October 6, 1999, as amended by Amendment No. 1 thereto on February 13, 2001, Amendment No. 2 thereto on May 16, 2001, Amendment No. 3 thereto on September 7, 2001 and Amendment No. 4 thereto on January 15, 2002, between the Company, the guarantors named therein, the lenders signatory thereto, and The Chase Manhattan Bank, as Administrative Agent, the Bank of Nova Scotia, as Syndication Agent and Credit Suisse First Boston and Citicorp USA, Inc. as Co-Documentation Agents.

18. Purchase Agreement, dated as of January 30, 2001, by and among Sebastiani Vineyards, Inc., Tuolomne River Vintners Group and Canandaigua Wine Company, Inc.

19. Agreement and Plan of Merger dated as of April 10, 2001, by and among Constellation Brands, Inc., VVV Acquisition Corp. and Ravenswood Winery, Inc.

                                                                        ANNEX II

                      Form of Opinion of Nixon Peabody LLP

     (i) Each of the Subsidiaries of the Company listed on Exhibit I attached hereto (the "Guarantors") is a corporation duly incorporated, in each case,
             ----------
validly existing and in good standing under the laws of its respective jurisdiction of incorporation. The Company and each of the Guarantors is duly qualified and in good standing as a foreign corporation in each jurisdiction listed for it on Exhibit II attached hereto. The Company and each Guarantor has all requisite corporate power to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Prospectus. All of the issued and outstanding capital stock of each Guarantor has been duly authorized and validly issued and is fully paid and non-assessable and were not issued in violation of any preemptive or similar rights of stockholders arising under the corporate law of the state of incorporation of such Guarantor, the charter or bylaws of such Guarantor, or, to the best knowledge of such counsel, any agreement to which such Guarantor is party, and, to the best knowledge of such counsel, is owned by the Company, free and clear of any lien, adverse claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever except for the liens under the Credit Agreement.

     (ii) The Guarantors have the corporate power and authority to execute, deliver and perform all of their respective obligations under the Underwriting Agreement, the Indenture, and the Guarantees. The execution, delivery and performance of the Underwriting Agreement, Indenture, Notes and Guarantees by the Company or any Guarantor, does not and will not (A) conflict with the charter or bylaws of any Guarantor, (B) contravene the General Corporation Law of the State of Delaware or any statute, rule or regulation under the laws of the State of New York applicable to the Guarantors or any of their respective properties, or (C) to the knowledge of such counsel, conflict with or violate any judgment, decree or order of any court or governmental agency or court or body applicable to any of the Guarantors or any of their respective properties.

     (iii) The Underwriting Agreement, the Indenture and the Guarantees have been duly authorized, executed and delivered by each Guarantor. The sale and issuance of the Guarantees and the execution and delivery thereof have been duly authorized by requisite corporate action of the Guarantors.

     (iv) To the best knowledge of such counsel after due inquiry, except as described or referred to in the Registration Statement and Prospectus: there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of the Guarantors is a party, or to which the property of the Company or any of the Guarantors is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company or any of the Guarantors, will individually or in the aggregate result in any material adverse change in the business, financial position, net worth, results of operations or prospects, or materially adversely affect the properties or assets, of the Company and the Guarantors taken as a whole or will materially adversely affect the consummation of the transactions contemplated by the Registration Statement and Prospectus; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties, that are not described in the Registration Statement and Prospectus, including ordinary routine litigation incidental to the business, considered in the aggregate, will not result in a material adverse change in the business, financial position, net worth, results of operations or prospects, or materially adversely affect the properties or assets, of the Company and the Guarantors taken as a whole.

     (v) Each of the documents filed by the Company under the Exchange Act and incorporated by reference into the Prospectus (collectively, the "Documents"),
                                                                  ---------
at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act, and the rules and regulations as promulgated by the Commission under the Exchange Act, except that such counsel need not express any opinion as to the financial statements, schedules, and other financial data included therein or incorporated by reference therein, or excluded therefrom or the exhibits thereto (except to the extent set forth in the next sentence of this paragraph) and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Documents. To such counsel's knowledge without having made any independent investigation and based upon representations of officers of the Company as to factual matters, there were no contracts or documents required to be filed as exhibits to such Documents on the date they were filed which were not so filed.

                                                           EXHIBIT I TO ANNEX II


                                   Guarantors
                                   ----------

Guarantor                                                State of Incorporation
---------                                                ----------------------

Barton Brands, Ltd.                                      Delaware

Barton Incorporated                                      Delaware

Batavia Wine Cellars, Inc.                               New York

Canandaigua Wine Company, Inc.                           New York

Franciscan Vineyards, Inc.                               Delaware

Barton Canada, Ltd.                                      Illinois

Ravenswood Winery, Inc.                                  California

                                                          EXHIBIT II TO ANNEX II


Company                                                  Foreign Qualifications
-------                                                  ----------------------

Canandaigua Brands, Inc.                                 New York
                                                         California
                                                         Florida
                                                         Georgia
                                                         Michigan
                                                         Oklahoma
                                                         New Hampshire
                                                         North Carolina
                                                         New Jersey

Barton Incorporated                                      None

Barton Brands, Ltd.                                      California
                                                         Kentucky
                                                         Illinois
                                                         Florida
                                                         Maine
                                                         Oklahoma
                                                         New Hampshire
                                                         North Carolina
                                                         New Jersey
                                                         West Virginia

Batavia Wine Cellars, Inc.                               New Jersey

Canandaigua Wine Company, Inc.                           California
                                                         Washington
                                                         Oregon

Franciscan Vineyards, Inc.                               None

Ravenswood Winery, Inc.                                  None

Barton Canada, Ltd.                                      None

                                                                       ANNEX III

      Form of Opinion of Clifford Chance and McDermott, Will & Emery (U.K.)


       (i)   [   ]/1/ (the "Company") has been duly organized and is validly
                            -------
existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation.

       (ii) The Company has the corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture and the Guarantee. The Indenture, the Underwriting Agreement and the Guarantee have been duly authorized for execution and delivery by the Company. The sale and issuance by the Company of its Guarantee and the execution and delivery thereof has been duly authorized by requisite corporation action of the Company.

       (iii) The execution, delivery, and performance by the Company of the Underwriting Agreement, the Indenture and the Guarantee does not and will not
(A) conflict with the charter or by-laws of the company, (B) contravene and statute, rule or regulation under the laws of its jurisdiction of incorporation applicable to the Company and its properties, or (C) to counsel's knowledge, conflict with or violate any judgment, decree or order of any court or governmental agency or court or body applicable to the Company and its properties (except that no opinion need be expressed with respect to the securities or Blue Sky laws of its jurisdiction of incorporation)./2/


____________________

/1/ This opinion will be given as to Canandaigua Limited by McDermott, Will & Emery (U.K.) and as to Barton Beers, Ltd. by Piper Marbury Rudnick and Wolfe LLP.

/2/  For purposes of the McDermott, Will & Emery (U.K.) opinion only, paragraph
     (iii)(c) of this form of opinion may be substituted for by an officer's certificate.